Exhibit 99.1

CUBIC ENERGY, INC.

PRESS RELEASE

For Immediate Release: June 26, 2006                 Information: (972) 686-0369
Website: www.cubicenergyinc.com                    E-mail: ir@cubicenergyinc.com

 Cubic Energy, Inc. Reports Estimates of Proved, Probable and Possible Reserves
                       for its North Louisiana Leaseholds

DALLAS, TX -- Cubic Energy, Inc. (OTCBB:QBIK) ("Cubic" or the "Company") announced today results of a reserve evaluation for its North Louisiana oil and gas leaseholds. This evaluation was completed according to the rules and definitions put forth by the Society of Petroleum Engineers and the World Petroleum Congress. The results of this evaluation, effective April 1, 2006, quantify estimated net proved, probable and possible reserves. Providing this evaluation should better reflect the future potential of Cubic's North Louisiana leaseholds beyond that reflected by currently booked proved reserves, and provide a comparative point of reference for other publicly traded companies with exposure to natural gas "resource plays". Investors should note, however, that the Company cannot include information about unproved reserves in financial statements and notes filed with the Securities and Exchange Commission ("SEC").

         Cubic Energy, Inc. engaged The Scotia Group ("Scotia") to evaluate the reserves on a well-by-well basis using decline curve analysis and analogy, with the economic limit determined by cash flow analysis. Analogous reserves are based on the decline characteristics of type curves created for the applicable formations. This evaluation of Cubic's net reserves and future cash flows relates only to the Cotton Valley and the Hosston formations and is based on prices of $64.18 per barrel of oil and $5.84 per MCF of gas.

         The table below provides a detailed breakdown of the estimates by classification. Because the definition of each classification of reserves implies a probability of potential recovery, the quantities reported are unrisked. The company cautions investors not to add together the estimated quantities in each classification without considering the significant differences in the risk of potential recovery associated with each classification.

                        NET RESERVES AND FUTURE CASH FLOW
-------------------------------- -------- ------------ ------------ ------------
                                                        NET UNDISC
                                                            CF       NET 10% DCF
                                     NRI RESERVES           $M           $M
                                                       ------------ ------------
    RESERVES CLASSIFICATION         OIL       GAS
                                    Mbo       MMcf
-------------------------------- -------- ------------ ------------ ------------
Proved Developed Non-Producing     2.9       1,698.7     5,796.0       3,374.5
-------------------------------- -------- ------------ ------------ ------------
Proved Undeveloped                25.1       8,363.7     22,207.0      8,748.2
-------------------------------- -------- ------------ ------------ ------------
TOTAL Proved                      28.0      10,062.4     28,003.0     12,122.7
-------------------------------- -------- ------------ ------------ ------------
-------------------------------- -------- ------------ ------------ ------------
Probable                           7.6       2,529.3     6,581.8       2,485.8
-------------------------------- -------- ------------ ------------ ------------
-------------------------------- -------- ------------ ------------ ------------
Possible                          173.4     57,797.3    164,947.8     64,289.2
-------------------------------- -------- ------------ ------------ ------------

Note - There are no PDP reserves as of April 1, 2006, because the field was shut down to perform fracture stimulation operations on March 20, 2006, and returned to production during April after the effective date of this report. Accordingly, all PDP reserves were included with PDNP reserves as of April 1, 2006.

         The process of making these estimates is complex and based on interpreted data and assumptions that may turn out to be inaccurate.
Furthermore, different engineers may make different estimates, and the same engineer's estimates may change over time as new data becomes available.

         The aforementioned results do not include any reserves relating to the shallower and highly prolific Pettet formations, nor does it take into account downspacing opportunities in the Cotton Valley formation. The Company plans to engage Scotia to evaluate the net estimated ultimate recoverable ("EUR") reserves for Cubic's interest in the Pettet formations as determined by the Company's independent registered professional geoscientist. Such EUR, net to Cubic, is expected to contain significant Proved Undeveloped and Possible reserves. The results of Scotia's engagement concerning the Pettet reserves are expected in mid-July.

         Calvin Wallen III, Cubic Chief Executive Officer stated: "We are very pleased with the results of this reserve evaluation and believe they begin to paint a more accurate picture of the Company's reserves. These results will underpin our capital raising efforts and will allow us to pursue a more aggressive drilling program which is expected to commence in August 2006."


         Cubic Energy, Inc. is an independent company engaged in the development and production of, and exploration for, crude oil and natural gas. The Company's oil and gas assets and activity are concentrated primarily in Texas and Louisiana.


                  INFORMATION ABOUT FORWARD LOOKING STATEMENTS


This press release includes statements, which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," or similar expressions. These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital for development of mineral projects and other projects, acceptance of the Companies' products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Companies' periodic report filings with the "Securities and Exchange Commission." By making these forward-looking statements, the companies undertake no obligation to update these statements for revision or changes after the date of this release. There can be no assurance that any transactions or activities discussed in this press release will be consummated.


                           INFORMATION ABOUT RESERVES


The SEC permits oil and gas companies to disclose in their filings with the SEC only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Cubic Energy, Inc. uses in this press release the terms "probable" and "possible" reserves, which SEC guidelines prohibit from being included in filings with the SEC. Probable reserves are unproved reserves which are more likely than not to be recoverable. Possible reserves are unproved reserves which are less likely to be recoverable than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by their nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.


                           CONTACT: Cubic Energy, Inc.
                         Tate Wallen, Investor Relations
                                 (972) 686-0369
                              ir@cubicenergyinc.com
                             www.cubicenergyinc.com